Exhibit 10.1

VioQuest Pharmaceuticals, Inc.
Summary of 2007 Management Bonus Plans

Daniel Greenleaf (President & CEO)	Maximum Amount
Completion of financing resulting in proceeds of a targeted amount.	$40,000
Listing of the Company’s Common Stock on a national securities exchange	50,000
Achievement of clinical/regulatory milestones	65,000
The acquisition of a compound as approved by the Board of Directors.	30,000
Sale of Chiral Quest, Inc.	40,000
Qualitative: Company Values: Candor, Boundarylessness, Speed of Action, Patient Centricity, Risk Taking, Accountability, People Development, Financial Discipline	25,000
Total	$250,000

Edward Bradley, M.D. (Chief Scientific Officer)	Maximum Amount
Achievement of pre-determined clinical/regulatory milestones	$82,800
Qualitative: Company Values: Candor, Boundarylessness, Speed of Action, Patient Centricity, Risk Taking, Accountability, People Development, Financial Discipline	9,200
Total	$92,000

Brian Lenz (Chief Financial Officer)	Maximum Amount
Completion of financing resulting in proceeds of a targeted amount.	$11,100
List Listing of the Company’s Common Stock on a national securities exchange	16,650
Achievement of clinical/regulatory milestones	5,550
Sale of Chiral Quest, Inc.	16,650
Qualitative: Company Values: Candor, Boundarylessness, Speed of Action, Patient Centricity, Risk Taking, Accountability, People Development, Financial Discipline	5,550
Total	$55,500